EXHIBIT 99.1

September 25, 2013                                  FOR IMMEDIATE RELEASE

RAYMOND JAMES FINANCIAL REPORTS AUGUST OPERATING STATISTICS
ST. PETERSBURG, Fla. - In an effort to provide timely information to enable analysts and investors to stay better informed about the general trends in our major business segments, we are releasing selected operating statistics. Due to the limited nature of this data, a consistent correlation to earnings should not be assumed.

Total securities commissions and fees of $245 million were up 1.3 percent over the preceding month but down 2 percent from last year's August. Private Client Group showed solid gains muted by a decrease in Capital Markets versus the preceding month.
Client assets under administration were $410 billion, down 2 percent from the preceding month but up 8 percent over last year's August. Similarly, financial assets under management of $54 billion were down 1.8 percent over the preceding month but up 29 percent over last year's August. For comparison purposes, the S&P 500 index was down 3.13 percent for the month and up 16.1 percent over last year's August.
“August posted solid results given a decline of over 3 percent in the S&P 500 and continued volatility in longer term interest rates.” said Paul Reilly, CEO.
Although underwriting activity was soft in August, M&A posted strong results for the month. Fixed Income trading profits continued at a reasonable pace but commission volume remains challenged.
Outstanding loans at Raymond James Bank of $8.8 billion were up approximately 1 percent over the preceding month as there appears to be an improvement in loan demand. However, corporate lending continues to be very competitive in our target market.
“We have essentially completed the Morgan Keegan integration and remain focused on serving our clients and advisors, our growth initiatives and cost structure,” Reilly stated.

About Raymond James Financial, Inc.

Raymond James Financial (NYSE-RJF) is a Florida-based diversified holding company providing financial services to individuals, corporations and municipalities through its subsidiary companies. Its three principal wholly owned broker/dealers, Raymond James & Associates, Raymond James Financial Services, and Raymond James Ltd., have approximately 6,300 financial advisors serving approximately 2.5 million accounts with total client assets of approximately $410 billion in approximately 2,500 locations throughout the United States, Canada and overseas.

Forward-Looking Statements

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements regarding management expectations, strategic objectives, business prospects, anticipated expense savings, financial results, anticipated results of litigation and regulatory proceedings, and other similar matters are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Those results or outcomes could occur as a result of a number of factors, which include, but are not limited to, the risks inherent in realizing the projected benefits of the Morgan Keegan acquisition, the inability to sustain revenue and earnings growth, changes in the capital markets, and other risk factors discussed in documents filed by Raymond James with the Securities and Exchange Commission from time to time, including Raymond James' 2012 Annual Report on Form 10-K and the quarterly report on Form 10-Q for the quarters ended June 30, 2013, March 31, 2013, and December 31, 2012, which are available on RAYMONDJAMES.COM and SEC.GOV. Any forward-looking statement speaks only as of the date on which that statement is made. Raymond James will not update any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made.

For more information, contact Steve Hollister at 727-567-2824.
Please visit the Raymond James Press Center at raymondjames.com/media.

Raymond James Financial, Inc.
Operating Data

	August 2013		July 2013		August 2012
	(22 business days)		(22 business days)		(23 business days)

Total securities commissions and fees (1)	$244.7	mil.	$241.5	mil.	$249.7	mil.

Client assets under administration (2)	$409.9	bil.	$418.0	bil.	$379.5	bil.

Financial assets under management (3)	$54.0	bil.	$55.0	bil.	$41.9	bil.

Raymond James Bank total loans, net	$8.8	bil.	$8.7	bil.	$8.0	bil.

(1) Includes all securities commissions and fees generated by our financial advisors, both private client and institutional.
(2) Includes assets held for institutional clients of approximately $19 billion for August 31, 2013 and July 31, 2013, respectively.
(3) This is the primary revenue driver for the asset management segment. Investment advisory fees are based on a percentage of assets at either a single point in time within the quarter, typically the beginning or end of a quarter, or the “average daily” balances of assets under management.